Exhibit 99.1

NEW

CONTACT:	William S. Aichele
UNIVEST CORPORATION OF PENNSYLVANIA
Chairman, President and CEO
215-721-2460
FOR IMMEDIATE RELEASE
UNIVEST CORPORATION OF PENNSYLVANIA — UNIVEST NATIONAL
BANK AND TRUST CO. — REPORTS THIRD QUARTER EARNINGS
SOUDERTON, Pa., October 22, 2008 — Univest Corporation of Pennsylvania (NASDAQ: UVSP), parent company of Univest National Bank and Trust Co. of Souderton, Pa., has reported net income of $4,190,000 or $0.33 basic net income per share for the third quarter ended September 30, 2008, compared to $6,688,000 or $0.52 basic net income per share for the third quarter ended September 30, 2007. Diluted earnings per share were $0.33 for the third quarter ended September 30, 2008, compared to $0.52 per share for the third quarter ended September 30, 2007.
For the nine months ended September 30, 2008, Univest reported net income of $16,785,000 or $1.31 basic net income per share, compared to $19,010,000 or $1.47 basic net income per share reported for the nine months ended September 30, 2007. Diluted earnings per share were $1.30 and $1.47 for the nine months ended September 30, 2008 and 2007 respectively.
On October 1, 2008, Univest Corporation paid a quarterly cash dividend of $0.20 per share.
As of September 30, 2008, assets totaled $2,046,390,000 compared to $1,952,375,000 at September 30, 2007. This is an increase of 4.8%. Total shareholders’ equity increased 6.4% year-over-year with $204,251,000 reported as of September 30, 2008, compared to $191,947,000 as of September 30, 2007.
“The third quarter was one of the most challenging quarters for the financial industry in our nation’s history. While Univest Corporation experienced some minor impacts as a result of the economic crisis, our core operations are strong,” said William S. Aichele, chairman, president and chief executive officer for Univest Corporation. “Our disciplined business practices have stood the test of time for 132 years. We remain well capitalized and positioned to overcome the economic challenges by taking advantage of new opportunities. Our approach to business will not change. We’ll continue to strengthen our local economy by investing and supporting our communities.”

About Univest Corporation
Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, and Montgomery counties. Univest National Bank and Trust Co. offers customers 33 financial service centers, 12 retirement financial services centers, and 38 ATM locations throughout the region, and is the parent company of Univest Capital, Inc. (doing business as Vanguard Leasing, Inc.), a small ticket commercial leasing business; Univest Insurance, Inc., an independent insurance agency headquartered in Lansdale, Pa., which serves commercial and personal customers; and Univest Investments, Inc., a full-service broker-dealer and investment advisory firm. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.
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This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2008
(Dollars in thousands)

Balance Sheet (Period End)	9/30/08	06/30/08	03/31/08	12/31/07	09/30/07
Assets	$2,046,390	$2,012,659	$2,059,572	$1,972,505	$1,952,375
Securities	418,804	429,844	471,962	423,448	395,027
Loans and leases, gross	1,441,899	1,398,269	1,357,887	1,355,442	1,371,374
Allowance for loan and lease losses	14,954	13,713	12,997	13,086	13,872
Loans and leases, net	1,426,945	1,384,556	1,344,890	1,342,356	1,357,502
Total deposits	1,507,527	1,504,007	1,616,843	1,532,603	1,518,163
Non-interest bearing deposits	226,606	233,436	230,531	226,513	228,908
NOW, Money Market and Savings	783,830	788,177	925,613	816,294	748,896
Time deposits	497,091	482,394	460,699	489,796	540,359
Borrowings	304,368	275,345	202,073	208,729	209,921
Shareholders’ equity	204,251	203,138	203,263	198,726	191,947

Balance Sheet (Average)	For the three months ended,					For the nine months ended,
	9/30/08	06/30/08	03/31/08	12/31/07	09/30/07	09/30/08	09/30/07
Assets	$2,020,537	$2,044,987	$2,005,682	$1,951,233	$1,944,906	$2,023,725	$1,925,871
Securities	422,994	459,469	449,828	407,461	392,277	444,021	386,442
Loans and leases, gross	1,422,774	1,392,177	1,354,584	1,356,625	1,373,172	1,389,965	1,370,519
Deposits	1,503,402	1,560,015	1,565,693	1,522,238	1,520,998	1,542,892	1,490,872
Shareholders’ equity	205,062	205,464	200,439	194,505	189,420	203,662	188,769
Asset Quality Data (Period End)

	09/30/08	06/30/08	03/31/08	12/31/07	09/30/07
Nonaccrual loans and leases	$7,871	$6,992	$6,165	$6,878	$7,380
Troubled debt restructured	563	423	—	—	—
Other real estate owned	346	—	—	—	—
Nonperforming assets	10,358	10,422	9,680	8,795	9,033
Allowance for loan and lease losses	14,954	13,713	12,997	13,086	13,872
Nonperforming loans and leases / Loans and leases	0.69%	0.75%	0.71%	0.65%	0.66%
Allowance for loan and lease losses / Loans and leases	1.04%	0.98%	0.96%	0.97%	1.01%
Allowance for loan and lease losses / Nonperforming loans	149.36%	131.58%	134.27%	148.79%	153.57%

	For the three months ended,					For the nine months ended,
	9/30/08	06/30/08	03/31/08	12/31/07	09/30/07	09/30/08	09/30/07
Net loan and lease charge-offs	$1,805	$1,582	$1,088	$1,219	$377	$4,474	$1,144
Net loan and lease charge-offs (annualized) / Average loans and leases	0.50%	0.46%	0.32%	0.36%	0.11%	0.43%	0.11%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2008
(Dollars in thousands, except per share data)

	For the three months ended,					For the nine months ended,
For the period:	9/30/08	06/30/08	03/31/08	12/31/07	09/30/07	09/30/08	09/30/07

Interest income	$26,739	$27,010	$28,093	$29,245	$29,782	$81,842	$87,288
Interest expense	10,148	10,370	12,162	13,715	13,989	32,680	40,412

Net interest income	16,591	16,640	15,931	15,530	15,793	49,162	46,876
Provision for loan and lease losses	3,046	2,297	999	433	456	6,342	1,733

Net interest income after provision	13,545	14,343	14,932	15,097	15,337	42,820	45,143
Noninterest income:
Trust fee income	1,578	1,628	1,627	1,428	1,525	4,833	4,493
Service charges on deposit accounts	1,719	1,708	1,658	1,764	1,706	5,085	5,058
Investment advisory commission and fee income	581	642	615	668	647	1,838	2,012
Insurance commissions and fee income	1,266	1,271	2,058	1,151	1,385	4,595	4,576
BOLI income	241	1,734	791	379	390	2,766	1,125
Net gain (loss) on securities	(692)	(213)	56	125	259	(849)	310
Other income	793	1,134	852	972	1,000	2,779	2,818

Total noninterest income	5,486	7,904	7,657	6,487	6,912	21,047	20,392
Noninterest expense
Salaries and benefits	7,935	8,019	8,168	7,518	7,659	24,122	23,293
Premises and equipment	2,110	2,085	2,057	1,859	1,981	6,252	6,021
Other expense	3,620	4,981	3,383	3,259	3,442	11,984	10,261

Total noninterest expense	13,665	15,085	13,608	12,636	13,082	42,358	39,575

Income before taxes	5,366	7,162	8,981	8,948	9,167	21,509	25,960
Applicable income taxes	1,176	1,288	2,260	2,401	2,479	4,724	6,950

Net income	$4,190	$5,874	$6,721	$6,547	$6,688	$16,785	$19,010

Per Common Share Data:
Book value per share	$15.83	$15.80	$15.83	$15.49	$15.02	$15.83	$15.02
Net income per share:
Basic	$0.33	$0.46	$0.52	$0.51	$0.52	$1.31	$1.47
Diluted	$0.33	$0.46	$0.52	$0.51	$0.52	$1.30	$1.47
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding	12,874,648	12,855,379	12,839,040	12,789,263	12,811,495	12,856,462	12,916,554
Period end shares outstanding	12,905,326	12,858,376	12,843,507	12,830,609	12,782,232	12,905,326	12,782,232

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2008

	For the three months ended					Year to date
Profitability Ratios (annualized)	9/30/08	06/30/08	03/31/08	12/31/07	09/30/07	09/30/08	09/30/07

Return on average assets	0.82%	1.16%	1.35%	1.33%	1.36%	1.11%	1.32%
Return on average shareholders’ equity	8.13%	11.50%	13.49%	13.35%	14.01%	11.01%	13.46%
Net interest margin (FTE)	3.76%	3.74%	3.66%	3.71%	3.71%	3.73%	3.73%
Efficiency ratio (1)	59.14%	57.35%	54.77%	54.45%	55.05%	57.06%	56.33%

Capitalization Ratios

Dividends paid to net income	61.46%	43.77%	38.22%	39.10%	38.68%	45.96%	40.95%
Shareholders’ equity to assets (Period End)	9.98%	10.09%	9.87%	10.07%	9.83%	9.98%	9.83%
(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.